Exhibit 10.13

Deferred Compensation Plan

EASTERN BANK

Master Plan Document

Effective As Amended and Restated January 1, 2002

Copyright© 2001

By Westport Worldwide, LLC

All Rights Reserved

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EASTERN BANK

DEFERRED COMPENSATION PLAN

Effective, as amended and restated, January 1, 2002

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees, directors and trustees who contribute materially to the continued growth, development and future business success of Eastern Bank (the “Company”), a Massachusetts business organization, and its affiliates, if any, that sponsor this Plan (collectively with the Company, the “Employer”). This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance and (iii) the vested Company Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2

“Annual Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding incentives, bonuses, commissions, overtime, fringe benefits, phantom stock appreciation rights, relocation expenses, non-monetary awards, Directors Fees, Trustees Fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Annual Base Salary shall

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be calculated without regard to any reductions for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Employer and shall be calculated to exclude amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer.

1.3	“Annual Company Contribution Amount” shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.5.

1.4	“Annual Company Matching Amount” shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.6.

1.5

“Annual Deferral Amount” shall mean that portion of a Participant’s Annual Base Salary, Incentive Payments, Directors Fees, Trustees Fees, plus amounts deferred, if any, pursuant to Section 3.12, that a Participant elects to have, and is deferred, in accordance with Article 3, for the Plan Year of reference. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7

“Beneficiary Designation Form” shall mean the form established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to designate one or more Beneficiaries.

1.8

“Board” shall mean the board of directors of the Company, and shall also mean the Compensation Committee appointed by the Board. [It is understood that the Compensation Committee shall have all of the same rights and authority with respect to the Plan that the full Board has.]

1.9	“Change of Control” shall mean the occurrence of any of the following events:

(i)

a change in control of the direction and administration of the business of Eastern Bank Corporation (“EBC”) or of the Company as would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, if EBC or the Company were required at the time of such occurrence to report under such provisions (whether or not EBC or the Company is subject to the reporting provisions of Section 12 of the Exchange Act and to such reporting requirement); or

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(ii)

a change in control of the Company as would require approval of the Federal Deposit Insurance Corporation pursuant to the Change in Bank Control Act of 1978 [12 U.S.C. 18170)] or the acquisition of a controlling interest in EBC as would constitute a change in control pursuant to the Bank Holding Company Act of 1956, as amended [12 U.S.C. 1841 et seq.]; or

(iii)

at any day after the date hereof, the individuals who, at the beginning of the period commencing two years to the day earlier, constituted the board of trustees of EBC and any individuals who constitute “Continuing Trustees” (as defined below) cease for any reason to constitute at least a majority of the board of trustees of EBC; or

(iv)

the corporators, board of trustees of EBC or Board shall approve a sale of all or substantially all of the assets or a liquidation or dissolution of EBC or the Company and such transaction shall have been consummated; or

(v)

the board of trustees of EBC or Board, as applicable, shall approve any conversion of EBC from mutual to stock form, or any merger, consolidation or like business combination or reorganization of EBC or the Company, the consummation of which requires approval of EBC’s or the Company’s depositors or corporators and the required approval of such shall have been obtained, such transaction shall have been consummated and a majority of the individuals who constituted the board of trustees of EBC or the Board on the day said board(s) approved such transaction cease for any reason, at any time within two years after the consummation of such transaction, to constitute a majority of said board(s) or, if different, the board of directors or trustees (as applicable) of the successor bank resulting from such merger, consolidation, or like business combination or organization.

For purposes of this definition, “Continuing Trustees” shall mean (i) the Trustees of EBC in office on the date hereof and (ii) any successor to any such Trustee, or any additional Trustee, who (A) after the date hereof was nominated or selected by a majority of the Continuing Trustees in office at the time of his nomination or selection (other than any such nomination or selection of an individual as a Trustee of EBC or any successor to EBC who was so nominated or selected in connection with a

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proposed or consummated merger, consolidation or like business combination or reorganization of EBC and who was, before his or her selection or nomination, a director, trustee, officer or management employee of any other bank party to such proposed transaction or who, after consummation, is an officer or management employee of any other bank party to such transaction or of EBC or its successor); provided, however, that for purposes of this clause (ii)(A), if EBC is at the time a stock corporation, such individual is not an “affiliate” or “associate” (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of EBC’s outstanding securities then entitled ordinarily to vote for the outstanding securities for the election of trustees or (B) who has been accepted as a Continuing Trustee for purposes of this Plan.

1.10	“Claimant” shall have the meaning set forth in Section 14.1.

1.11	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12	“Company” shall mean Eastern Bank, a Massachusetts business organization, and any successor to all or substantially all of the Company’s assets or business.

1.13

“Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.14

“Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.15

“Compensation Committee” shall mean the committee of the Board which shall have the authority to approve the Plan, to approve the eligible Participants, to appoint the Plan Committee members and to terminate or amend the Plan. Any individual serving on the Compensation Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.

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1.16

“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If the Employer determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Code Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.17

“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18	“Director” shall mean any member of the Board.

1.19	“Directors Fees” shall mean the fees paid by the Company, including retainer fees, Trustee meeting fees, stipends, corporator fees, and meetings fees, as compensation for serving on the Board.

1.20

“Disability” shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s Employer’s long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Plan Committee. If the Participant’s Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Plan Committee in its sole discretion.

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1.21	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.22	“Effective Date” shall mean the effective date of this amended and restated version of the Plan, which will be January 1, 2002. The Plan’s original effective date was November 18, 1993.

1.23

“Election Form” shall mean the form or forms established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to make an election under the Plan.

1.24	“Employee” shall mean a person who is an employee of the Employer.

1.25

“Employer” shall mean the Company and/or any of its subsidiaries and/or its parent and/or its parent’s subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.26	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27	“401(k) Plan” shall be the Company’s tax-qualified 401(k) retirement plan, as amended from time to time.

1.28

“Incentive Payments” shall mean any compensation paid to a Participant under any short-term incentive plans, commission plans, bonus arrangements or long-term incentive plan, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year.

1.29

“Participant” shall mean any Employee who is selected by the Compensation Committee to participate in the Plan, and any Director or Trustee, (i) who elects to participate in the Plan, (ii) who signs a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, (iii) whose signed Plan Agreement, Election Form(s) and Beneficiary Designation Form are accepted by the Plan Committee, (iv) who commences participation in the Plan, and (v) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance.

1.30	“Plan” shall mean the Company’s Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

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1.31

“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

1.32	“Plan Committee” shall mean the committee described in Section 12.1 or its designee.

1.33	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.34	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.35

“Reduction in Force” shall mean a reduction in the Employer’s work force, initiated by the Employer, that results in an employment loss during any six (6) month period of at least twenty percent (20%) of the Employer’s active Employees.

1.36

“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from the Employer for any reason other than a leave of absence, death, Disability or Reduction in Force on or after the earlier of the attainment of (i) age sixty-five (65) or (ii) age fifty-five (55) with ten (10) Years of Service; and shall mean with respect to a Director or Trustee who is not an Employee, severance of his or her directorship and/or trusteeship with the Employer on or after the attainment of age seventy (70). If a Participant is both an Employee and a Director or Trustee, Retirement shall occur when he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee; provided, however, that such a Participant may elect, at least twelve (12) months prior to Retirement and in accordance with the policies and procedures established by the Plan Committee, to Retire for purposes of this Plan at the time he or she Retires as a Director or Trustee, which Retirement shall be deemed to be a Retirement as a Director or Trustee.

1.37	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.38	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.39	“Termination Benefit” shall mean the benefit set forth in Article 7.

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1.40

“Termination of Employment” shall mean the severing of employment with the Employer, or service as a Director or Trustee of the Employer, voluntarily or involuntarily, for any reason other than Retirement, Disability, death, authorized leave of absence or Reduction in Force. If a Participant is both an Employee and a Director or Trustee, a Termination of Employment shall occur upon termination as an Employee; provided, however, that such a Participant may elect, at least twelve (12) months before Termination of Employment and in accordance with the policies and procedures established by the Plan Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases his or her directorship or trusteeship (as applicable).

1.41	“Trust” shall mean the trusts established pursuant to this Plan, as amended from time to time.

1.42	“Trustee” shall mean any member of the board of trustees of EBC or of Eastern Bank & Trust Company.

1.43	“Trustees Fees” shall mean the meetings fees paid by the Employer as compensation for serving on the board of Trustees of the Employer and any corporator fees.

1.44

“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Plan Committee.

1.45

“Yearly Installment Method” shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year or such date as selected by the Participant. The yearly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition. Each yearly installment shall be paid on or as soon as practicable after the last business day of the applicable year, or such annual date as selected by the Participant.

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1.46

Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a three hundred sixty five (365) day period (or three hundred sixty six (366) day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1

Eligibility. Participation in the Plan shall be limited to (i) Directors, (ii) Trustees, and (iii) a select group of management and highly compensated Employees, as determined by the Compensation Committee in its sole discretion. From that Employee group, the Compensation Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2

Enrollment Requirements. As a condition to participation, each selected Employee, or each Director or Trustee, shall complete, execute and return to the Plan Committee a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, all within thirty (30) days after he or she becomes eligible to participate in the Plan or, if later, within thirty (30) days after he or she is first notified of eligibility to participate. In addition, the Plan Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3

Commencement of Participation. Provided a selected Employee or a Director or Trustee has met all enrollment requirements set forth in this Plan and required by the Plan Committee, including returning all required documents to the Plan Committee within the specified time period, that Employee, Director or Trustee shall commence participation in the Plan on the first day of the month following the month in which the Employee, Director or Trustee completes all enrollment requirements. If an Employee or a Director or Trustee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee, Director or Trustee shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Plan Committee of the required documents.

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2.4

Termination of Participation and/or Deferrals. If the Compensation Committee determines in good faith that a selected Employee no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, any deferral election the Employee has made shall be terminated for the remainder of the Plan Year in which the Employee’s membership status changes, and the Employee shall be prevented from making future deferral elections or receiving any further Company contributions hereunder. However, the Employee shall continue to be a Participant for all other purposes of the Plan, and, accordingly, shall continue to enjoy the same rights (and be subject to the same conditions) with respect to his or her Account Balance through the date of the membership status change as active Participants in the Plan enjoy (and are subject to). The Compensation Committee at any time in its sole discretion may terminate the participation of any Participant in the Plan and in that event any amounts deferred under the Plan to that date shall be administered in accordance with the Participant’s relevant election( s) and the terms of the Plan.

ARTICLE 3

Deferral Commitments/Company Matching/Crediting/Taxes

3.1	Minimum Deferral.

Annual Base Salary, Incentive Payments, Directors Fees and Trustees Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments in the minimum amount of two thousand dollars ($2,000). There is no annual minimum on the amount of Directors Fees or Trustees Fees that a Participant who is a Director or Trustee may elect to defer.

If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero (0).

(b)

Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Base Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is twelve (12).

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3.2	Maximum Deferral.

(a)

Annual Base Salary, Incentive Payments, Directors Fees and Trustees Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary, Incentive Payments, Directors Fees and/or Trustees Fees (in the case of a Participant who is a Director or Trustee), if any, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Annual Base Salary	75%
Incentive Payments	100%
Long-Term Incentive Plan	100%
Supplemental Executive Retirement Plan	100%
Directors Fees	100%
Trustees Fees	100%

(b)

Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount, with respect to Annual Base Salary, Directors Fees and/or Trustees Fees, if any, shall be limited to the amount of such compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form(s) to the Plan Committee for acceptance. The preceding sentence is not intended to limit any deferral accepted under other arrangements sponsored by the Company pursuant to Section 3.12.

3.3	Election to Defer; Effect of Election Form.

(a)

First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make a deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Plan Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Plan Committee (in accordance with Section 2.2 above) and accepted by the Plan Committee.

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(b)

Subsequent Plan Years. For each succeeding Plan Year, a deferral election for that Plan Year, and such other elections as the Plan Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Plan Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form(s). If no such Election Form(s) is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero (0) for that Plan Year.

3.4

Withholding of Annual Deferral Amounts. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Annual Base Salary. The Incentive Payments and/or Directors Fees and/or Trustees Fees portion of the Annual Deferral Amount shall be withheld at the time the Incentive Payments or Directors Fees or Trustees Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5

Annual Company Contribution Amount. For each Plan Year, the Company’s Chief Executive Officer, in his or her sole discretion, may, but is not required to, credit any amount he or she desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero (0), even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. Unless otherwise specified by the Company’s Chief Executive Officer, the Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year. Unless otherwise specified by the Company’s Chief Executive Officer, if a Participant to whom an Annual Company Contribution Amount is credited is not employed by an Employer or has discontinued service as a Director or Trustee, as applicable, as of the last day of a Plan Year other than by reason of his or her Retirement, death or Disability, or a Reduction in Force, the Annual Company Contribution Amount for that Plan Year shall be zero (0). The preceding notwithstanding, in the case of an Annual Company Contribution Amount with respect to the Company’s Chief Executive Officer, the Compensation Committee shall have the discretion otherwise accorded to the Chief Executive Officer under this Section 3.5.

3.6

Annual Company Matching Amount. A Participant’s Annual Company Matching Amount for the Plan Year of reference shall be equal to the amount of the Employer’s matching contribution that would be made to the 401(k) Plan if the 401(k) Plan were permitted to include in its definition of “compensation” for Employer matching contribution purposes the Participant’s Annual Deferral Amount, reduced by the amount of any Employer

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matching contributions that are made to the 401(k) Plan on his or her behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year. This Section shall not result in any Annual Company Matching Amount hereunder that would exceed, when considering the Employer matching contribution amounts contributed to the 401(k) Plan for the Plan Year, the total Employer matching contribution that would be made on behalf of a participant in the 401(k) Plan who earns compensation in excess of the dollar limit on recognizable compensation under Code section 401(a)(17). A Participant who is not eligible for the Plan Year (or for any portion thereof) to receive an allocation of Employer matching contributions under the 401(k) Plan shall not be eligible for the Plan Year (or for any such portion) for the allocation of an Annual Company Matching Amount hereunder.

3.7

Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Plan Committee or investment manager appointed by the Plan Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Plan Committee.

3.8	Vesting

(a)	A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

(b)

A Participant shall become vested in his or her Company Contribution Account after five (5) Years of Service, unless otherwise approved and documented by the Company’s Chief Executive Officer (or by the Compensation Committee, in the case of the Chief Executive Officer’s Company Contribution Account) at the time the Annual Company Contribution Amount is credited to the Participant’s Company Contribution Account for that Plan Year.

(c)	A Participant shall become vested in his or her Company Matching Account as and to the extent that the Participant is vested in Employer matching contributions under the 401(k) Plan.

(d)

Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a pre-Termination of Employment Change in Control, Retirement, Disability or death, a Participant’s Company Contribution Account and Company Matching Account shall immediately become one hundred percent (100%) vested (if it is not already vested in accordance with a vesting schedule).

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3.9

Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)

Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence. Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect daily, by submitting an Election Form(s) to the Plan Committee that is accepted by the Plan Committee (which submission may take the form of an electronic transmission, if required or permitted by the Plan Committee), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the previous sentence.

(b)

Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form(s), in increments of one percentage point (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c)

Measurement Funds. The Participant may elect one or more of the measurement funds set forth on Schedule A (the “Measurement Funds”), for the purpose of crediting additional amounts to his or her Account Balance. The Plan Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Plan Committee gives Participants advance written notice of such change. If the Plan Committee receives an initial or revised Measurement Funds election which it deems to be incomplete, unclear or improper, the Participant’s Measurement Funds election then in effect shall remain in effect (or,

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in the case of a deficiency in an initial Measurement Funds election, the Participant shall be deemed to have filed no deemed investment direction). If the Plan Committee possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Funds of less than all of the Participant’s Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Plan Committee in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Plan Committee, the Compensation Committee, the Company and the Employer, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant’s Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

(d)

Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Plan Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Plan Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant’s Annual Base Salary, Incentive Payments, Directors Fees and Trustees Fees through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar month, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

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(e)

No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(f)	Beneficiary Elections. Each reference in this Section 3.9 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.10	FICA and Other Taxes.

(a)

Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Annual Base Salary, Incentive Payments, Directors Fees and Trustees Fees that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Plan Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)

Annual Company Matching Amounts and Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Company Matching Account or Company Contribution Account, the Participant’s Employer shall have the discretion to withhold from the Participant’s Annual Base Salary and/or Incentive Payments that is not deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes. If necessary, the Plan Committee may reduce the vested portion of the Participant’s Company Matching Account or Company Contribution Account in order to comply with this Section 3.10.

3.11

Distributions. The Participant’s Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.

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3.12

Transfers from Other Plans. The Plan may accept the transfer of amounts or assets deferred by a Participant under the Eastern Bank Long-Term Incentive Plan and any other deferral or other supplemental retirement arrangement provided by the Company. At a Participant’s election and subject to the Plan Committee’s approval in its sole and absolute discretion, a Participant can elect to have the lump sum value of the Participant’s accrued benefit under the Eastern Bank Supplemental Executive Retirement Plan (the “SERP”) transferred by the Company (or by the funding medium for the SERP as the case may be) to the Participant’s Deferral Account and treated as an Annual Deferral Amount credited to the Participant’s Account Balance on the date of transfer. A Participant’s election of a SERP transfer hereunder shall be made prior to the Plan Year during which, and at least six (6) months prior to the date on which, SERP benefits would be made or begin to be made to the Participant in the absence of a transfer election hereunder (the “SERP Transfer Election Deadline”). Elections to transfer may be changed by the Participant up to the SERP Transfer Election Deadline. Elections under this Section made after the SERP Transfer Election Deadline shall be disregarded. Transfers pursuant to this Section shall be made on or as soon as practicable after the date that SERP benefits would be made or begin to be made to the Participant in the absence of a transfer election hereunder.

ARTICLE 4

Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election

4.1

Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount, plus amounts credited or debited thereto in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a period beginning one (1) day and ending sixty (60) days after the last day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is elected to be deferred, as specifically elected by Participant. By way of example, if a three (3) year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2003, the three (3) year Short-Term Payout would become payable during a sixty (60) day period commencing January 1, 2006. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, a Participant who is an active Employee, Director or Trustee may, with respect to each

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Short-Term Payout, in a form determined by the Plan Committee, make one or more additional deferral elections (a “Subsequent Election”) to defer payment of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Plan Committee prior to the Plan Year during which, and at least six (6) months prior to the date on which, but for the Subsequent Election, such Short-Term Payout would be paid, and such Subsequent Election is at least-three (3) Plan Years from the Plan Year in which the Subsequent Election is made.

4.2

Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3

Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Plan Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Plan Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4

Withdrawal Election. A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or his or her Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant’s Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Plan Committee advance written notice of the election in a form

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determined from time to time by the Plan Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his or her election. Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan for one year from the date of the withdrawal election. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation. Any Participant who elects a withdrawal under this Section 4.4 shall be subject to the bankruptcy regulations regarding preference payments.

ARTICLE 5

Retirement Benefit

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2

Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to a Yearly Installment Method, to be paid at such time (or commencing at such time) upon or following Retirement as the Participant elects; provided, that the Retirement Benefit must be paid (or must commence) by the twentieth (20th) anniversary of Retirement, and, in the case of the Yearly Installment Method, must be completed by the fortieth (40th) anniversary of Retirement. The Participant may change his or her election to an allowable alternative payout period/payment commencement date by submitting a new Election Form to the Plan Committee, provided that any such Election Form is submitted on or before the last day of the Plan Year, and at least six (6) months, prior to the Participant’s Retirement, and is accepted by the Plan Committee in its sole discretion. The Election Form most recently accepted by the Plan Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the later of the date of the Participant’s Retirement or the date he or she has elected for the payment (or commencement) of his or her Retirement Benefit. Any payment made shall be subject to the Deduction Limitation.

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5.3

Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary (i) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) in a lump sum, if requested by the Participant’s Beneficiary and allowed in the sole discretion of the Plan Committee, that is equal to the Participant’s unpaid remaining Account Balance. Any payment made hereunder shall not be subject to the Deduction Limitation.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1

Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability. Any payment made hereunder shall not be subject to the Deduction Limitation.

6.2

Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in a lump sum no earlier than sixty (60) days following the date of death. Notwithstanding the foregoing, if, prior to the sixtieth (60th) day following the date of the Participant’s death, the Participant’s Beneficiary requests and the Plan Committee, in its sole discretion, permits, payment of the Pre-Retirement Survivor Benefit may be made pursuant to a Yearly Installment Method of not more than five (5) years. The lump sum payment shall be made, or installment payments shall commence, no later than ninety (90) days following the date of death. Any payment made hereunder shall not be subject to the Deduction Limitation.

ARTICLE 7

Termination Benefit

7.1

Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death, Disability or Reduction in Force.

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7.2

Payment of Termination Benefit. If the Participant’s Account Balance at the time of his or her Termination of Employment is less than fifty thousand dollars ($50,000), payment of his or her Termination Benefit shall be paid in a lump sum. If the Participant’s Account Balance at such time is equal to or greater than that amount, the Participant shall become entitled to receive his or her Termination Benefit as a lump sum payment no earlier than sixty (60) days following the date of Termination of Employment. If, prior to the sixtieth (60th) day following the date of the Participant’s Termination of Employment, the Participant requests and the Plan Committee, in its sole discretion, permits, payment of the Participant’s Termination Benefit may be made (i) pursuant to a Yearly Installment Method of not more than five (5) years, or (ii) pursuant to the Participant’s distribution election in effect at the time of his or her Termination of Employement (provided that, in the case of alternative (ii), the Participant agrees to the periodic reduction of his or her Account Balance by the amount attributable to the administration fees associated with the continued maintenance of the Participant’s Account Balance (as determined by the Plan Committee, in its sole discretion)). The lump sum payment shall be made, or installment payments shall commence, no later than ninety (90) days following the date of Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 8

Disability Waiver and Benefit

8.1	Disability Waiver.

(a)

Waiver of Deferral. Upon application, a Participant who is determined by the Plan Committee to be suffering from a Disability may suspend for the period of the Disability that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Annual Base Salary, Incentive Payments, Directors Fees and/or Trustees Fees for the Plan Year during which the Participant first suffers a Disability.

(b)

Return to Work. If a Participant returns to employment, or service as a Director or Trustee, with the Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Plan Committee for each such election in accordance with Section 3.3 above.

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8.2

Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of the Employer as a Director or Trustee, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Plan Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Plan Committee’s determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum within sixty (60) days of the Plan Committee’s exercise of such right. Any payment made hereunder shall not be subject to the Deduction Limitation.

ARTICLE 9

Beneficiary Designation

9.1

Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Employer in which the Participant participates.

9.2

Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Committee prior to his or her death.

9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Committee or its designated agent.

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9.4

No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her beneficiary under the Employer’s group term life insurance plan. If the Participant does not participate in such plan, then his or her Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5

Doubt as to Beneficiary. If the Plan Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Plan Committee’s satisfaction.

9.6

Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Plan Committee to be a valid Beneficiary shall fully and completely discharge the Company, the Employer, the Compensation Committee and the Plan Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits. Neither the Plan Committee, nor the Compensation Committee, nor the Company, nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Plan Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Plan Committee, the Plan Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Plan Committee determines. If the location of none of the foregoing persons can be determined, the Plan Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the participant of the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Plan Committee, nor the Compensation Committee, nor the Company, nor the Employer shall be liable to any person for any payment made in accordance with such law.

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ARTICLE 10

Leave of Absence

10.1

Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

10.2

Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 11

Termination, Amendment or Modification

11.1

Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its or any Employer’s participating Employees, Directors and Trustees, by action of the Compensation Committee. Upon the termination of the Plan with respect to an Employer, the Plan Agreements of the affected Participants who are employed by the Employer, or in the service of the Employer as Directors or Trustees, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants in accordance with their distribution elections in effect at the time of the Plan termination; provided that, if the Participant requests and the Plan Committee, in its sole discretion, permits, payment may be made as soon as practicable following Plan termination in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

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11.2

Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Compensation Committee; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Yearly Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.3

Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

11.4

Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

11.5

Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous Sections of this Article 11, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Compensation Committee, in order to ensure that the Plan is characterized as a non-tax-qualified “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA sections 201(2), 301(a)(3) and 401(a)(1), to ensure that amounts under the Plan are not considered to be taxed to a Participant under the federal income tax laws prior to the Participant’s receipt of the amounts and to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

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ARTICLE 12

Administration

12.1

Plan Committee Duties. This Plan shall be administered by a committee which initially shall be the Plan Committee, or such committee as the Compensation Committee shall designate or appoint from time to time. Members of the Plan Committee may be Participants under this Plan. The Plan Committee shall also have the discretion and authority to (i) interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Plan Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2

Agents. In the administration of this Plan, the Plan Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Employer.

12.3

Binding Effect of Decisions. The decision or action of the Plan Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4

Indemnity of Committees. The Employer shall indemnify and hold harmless the members of the Plan Committee and Compensation Committee, and any Employee to whom the duties of the Plan Committee or Compensation Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Committee or Compensation Committee or any of its members or any such Employee. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections of the Plan Committee or Compensation Committee.

12.5

Employer Information. To enable the Plan Committee to perform its functions, each Employer shall supply full and timely information to the Plan Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Committee may reasonably require.

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ARTICLE 13

Other Benefits and Agreements

13.1

Coordination with Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14

Claims Procedures

14.1

Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred and eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2	Notification of Decision. The Plan Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)

that the Plan Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below.

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14.3

Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Plan Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Plan Committee, in its sole discretion, may grant.

14.4

Decision on Review. The Plan Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Committee’s decision must be rendered within one hundred and twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Plan Committee deems relevant.

14.5

Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15

Trust

15.1

Establishment of the Trust. The Company has established the Trust, and the Employer intends, but is not required, to transfer over to the Trust at least annually such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, and Annual Company Matching Amounts for the Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the Trust at the time of the transfer.

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15.2

Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3

Distributions from the Trust. The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16

Miscellaneous

16.1

Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2

Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3

Employer’s Liability. The Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4

Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for

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the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5

Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, either as an Employee, a Director or a Trustee, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

16.6

Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Committee by furnishing any and all information requested by the Plan Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Committee may deem necessary.

16.7

Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of Massachusetts without regard to its conflicts of laws principles.

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16.10

Notice. Any notice or filing required or permitted to be given to the Plan Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Senior Vice President, Human Resources

Eastern Bank

195 Market Street, Fifth Floor

Lynn, Massachusetts 01901

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11

Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12

Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14

Incompetent. If the Plan Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15

Court Order. The Plan Committee is authorized to make any payments directed by court order in any action in which the Plan or the Plan Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Plan Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

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16.16	Distribution in the Event of Taxation.

(a)

In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Plan Committee, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)

Trust. If the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such provisions, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.17

Insurance. The Employer, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for insurance.

16.18

Legal Fees To Enforce Rights After Change in Control. The Company and the Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors (or the board of trustees) of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly,

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if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, the Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action which, if successful, would have the effect of denying, diminishing or enabling the Company or Employer to recover from any Participant the benefits intended to be provided, then (subject to the proviso immediately below) the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any Director, Trustee, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. The preceding notwithstanding, such authorization to retain counsel at the expense of the Company and the Participant’s Employer shall be contingent upon the Participant securing the prior approval of such action by a majority of the members of the Compensation Committee, as constituted immediately prior to the Change in Control.

IN WITNESS WHEREOF, the Company has signed this Plan document as of January 1, 2002.

“Company” Eastern Bank, a Massachusetts business organization	By:

	Title:	Secretary to the Comp Comm SVP, Human Resources Director

AMENDMENT

EASTERN BANK DEFERRED COMPENSATION PLAN

Eastern Bank (the “Bank”) adopted The Eastern Bank Deferred Compensation Plan (the “Plan”) to benefit designated employees, directors, and trustees designated by the Compensation Committee of the Bank.

The Plan is administered with the assistance of an independent third party, which has developed procedures of telephonic communication and “paperless” communication through a dedicated WebSite. Many of the provisions of the Plan which provide for executed written forms are, accordingly, inconsistent with the Plan’s present administration. This amendment is adopted to clarify that such telephonic and “paperless” communication with the third party administrator is consistent with the terms of the Plan.

The following Section 12.6 is added to the Plan to read as follows:

“12.6	Telephonic and “Paperless” Transactions.

Notwithstanding any provision in the Plan to the contrary, a Participant shall not be required to file written election, application or other forms if he (or she) utilizes web or telephone based communications made available through a third party administrator approved by the Committee.”

This Amendment was authorized on the 13th day of February, 2004.

Eastern Bank Compensation Committee

By:

AMENDMENT

EASTERN BANK DEFERRED COMPENSATION PLAN

Whereas, Eastern Bank (the “Bank”) adopted The Eastern Bank Deferred Compensation Plan (the “Plan”) to benefit employees, directors, and trustees designated by the Compensation Committee of the Bank; and

Whereas, the Compensation Committee has appointed three senior executives, who are also Plan Participants, to serve as members of the Plan Committee which administers the Plan; and

Whereas, on October 24, 2003, the Compensation Committee voted that, in addition to the protections against conflict of interest provided in Section 12.1 of the Plan, that the Plan be further amended so that the Compensation Committee should make any and all determinations related to Plan benefits of a participant who is a member of the Plan Committee;

Now therefore, this amendment to the Plan is adopted effective as of October 24, 2003.

1/	The following Paragraph is added to Section 12.1, to read as follows:

“12.1

The Compensation Committee, rather than the Plan Committee, shall make all decisions related to applications under the Plan by or with respect to a participant who is also a member of the Plan Committee (a “Committee Participant”). Any decision under the Plan which relates solely to a Committee Participant, such as a proceeding under the Claims Review provisions of Article 14, shall also be made by the Compensation Committee, and not by the Plan Committee.

2/	The following Section 14.6 is added to Article 14 to read as follows:

“14.6

Matters Involving Committee Participants. In any Claim related to the benefits accrued by a Committee Participant, the Compensation Committee (or one or more appointees of the Compensation Committee) shall serve in lieu of the Plan Committee.”

This Amendment is executed pursuant to authorization on the 24th day of October, 2003.

Eastern Bank Compensation Committee

By: